Exhibit 1

                             Joint Filing Agreement

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.001 per share, of Allos Therapeutics, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

In witness whereof, the undersigned hereby execute this Agreement this 22nd day of August, 2003.

                                              Durus Capital Management, LLC


                                              By: /s/ Scott Sacane
                                                  ----------------------------
                                                  Name:  Scott Sacane
                                                  Title: Managing Member


                                              /s/ Scott Sacane
                                              --------------------------------
                                              Scott Sacane